Exhibit 99.1

IGM Biosciences Announces Third Quarter 2020 Financial Results and Provides Corporate Update

- Initial Data from Phase 1 Trial of IGM-2323 in Relapsed/refractory Non-Hodgkin’s Lymphoma to be Presented at the 62nd American Society of Hematology Annual Meeting and Exposition in December -

- First-in-Human Clinical Trial of IGM-8444 for the Treatment of Solid Cancers and Non-Hodgkin’s Lymphoma Initiated -

MOUNTAIN VIEW, Calif., November 5, 2020 – IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies, today announced its financial results for the third quarter ended September 30, 2020 and provided an update on recent developments.

“We are very pleased with the progress that we have made through the first three quarters of 2020 in advancing our pipeline programs both in the clinic and in research,” said Fred Schwarzer, Chief Executive Officer of IGM Biosciences. “Our lead IgM antibodies, IGM-2323 and IGM-8444, are moving forward in clinical trials, and we look forward to presenting initial, first-in-human clinical data from our Phase 1 trial of IGM-2323 at the upcoming ASH Annual Meeting in December and to presenting initial clinical data from our Phase 1 trial of IGM-8444 in 2021.”

Pipeline Updates:

IGM-2323

•

Phase 1 data to be presented at American Society of Hematology (ASH) Annual Meeting. IGM will report initial data from its Phase 1 clinical trial evaluating IGM-2323 in patients with relapsed/refractory Non-Hodgkin’s Lymphoma (NHL), the first-in-human application of IGM’s engineered IgM antibody technology, at the ASH Annual Meeting being held virtually December 5-8, 2020.

IGM-8444

•

Initiated Phase 1 trial of IGM-8444. IGM announced that the first patient has been dosed in its Phase 1 clinical trial evaluating IGM-8444 in patients with solid cancers and NHL. IGM expects to report initial data from this Phase 1 trial in 2021.

IGM-7354

•

IGM-7354 preclinical data to be presented at Society for Immunotherapy of Cancer (SITC) Annual Meeting. The poster, titled “Targeting IL-15 delivery to PD-L1 Expressing Tumors using an Anti-PD-L1 x IL-15 Cytokine Fusion IgM to Enhance T Cell and NK Cell Mediated Tumor Cytotoxicity”, will be made available online via the meeting’s virtual poster hall beginning on Monday, November 9 at 8:00 a.m. ET.

Corporate Updates:

•

Multi-year antibody discovery collaboration with AbCellera announced. IGM and AbCellera announced that they have entered into a multi-year, multi-target strategic research collaboration and license agreement intended to expedite discovery of novel IgM antibodies. AbCellera will generate panels of antibodies for multiple therapeutic targets identified by IGM using its full-stack, AI-powered antibody discovery technology, and IGM will have the rights to develop and commercialize the novel antibodies resulting from this collaboration.

Third Quarter 2020 Financial Results:

•	Cash and Investments: Cash and investments as of September 30, 2020 were $180.2 million, compared to $236.6 million as of December 31, 2019.

•	Research and Development (R&D) Expenses: For the third quarter of 2020, R&D expenses were $15.8 million, compared to $8.3 million for the same period in 2019.

•	General and Administrative (G&A) Expenses: For the third quarter of 2020, G&A expenses were $4.7 million, compared to $2.4 million for the same period in 2019.

•	Net Loss: For the third quarter of 2020, net loss was $20.3 million, or a loss of $0.66 per share, compared with a net loss of $10.2 million, or a loss of $2.41 per share, for the same period in 2019.

•	Shares Outstanding: Weighted-average shares outstanding for the third quarter of 2020 were 30.6 million, compared to 4.2 million for the same period in 2019.

2020 Financial Guidance:

IGM expects non-GAAP operating expenses for 2020 to be approximately $80 - $85 million, excluding estimated non-cash stock-based compensation expense of approximately $9 million. Including non-cash stock-based compensation expense, IGM estimates GAAP operating expenses for 2020 to be $89 - $94 million. IGM expects to end 2020 with a balance of over $140 million in cash and investments.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to IGM’s plans, expectations and forecasts and to future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding, the Company’s IgM technology platform, its IgM antibodies and IGM-2323 and IGM-8444, statements regarding the Company’s Phase 1 clinical trials of IGM-2323 and IGM-8444, including the timing of reporting initial data from those clinical trials, the presentation of initial, first-in-human clinical data from the Company’s Phase 1 trial of IGM-2323 at the ASH Annual Meeting in December, the Company’s development strategy for IGM-2323 and IGM-8444, the potential of, and expectations regarding, the collaboration with AbCellera and the nature and scope of such collaboration, the Company’s future financial and operating performance, including its financial guidance for the full year 2020 and year end 2020 cash and investments balance, and statements by IGM’s Chief Executive Officer. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially, including but not limited to: potential delays and disruption resulting from the COVID-19 pandemic and governmental responses to the pandemic, including any future impacts to IGM’s operations, the manufacturing of its product candidates, the progression of its clinical trials, enrollment in its current and future clinical trials and on its collaborations and related efforts; IGM’s early stages of clinical drug development; risks related to the use of engineered IgM antibodies, which is a novel and unproven therapeutic approach; IGM’s ability to advance product candidates into, and successfully complete, clinical trials on the timelines it projects; the risk that all necessary regulatory approvals cannot be obtained; IGM’s ability to adequately demonstrate sufficient safety and efficacy of its product candidates; IGM’s ability to enroll patients in its ongoing and future clinical trials; the potential for clinical trials of IGM-2323, IGM-8444 or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results; IGM’s ability to successfully manufacture and supply its product candidates for clinical trials; IGM’s ability to obtain additional capital to finance its operations, if needed; uncertainties related to the projections of the size of patient populations suffering from the diseases IGM is targeting; IGM’s ability to obtain, maintain and protect its intellectual property rights; developments relating to IGM’s competitors and its industry, including competing product candidates and therapies; risks related to collaborations with third parties, including the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of any such collaboration; general economic and market conditions; and other risks and uncertainties, including those more fully described in IGM’s filings with the Securities and Exchange Commission (SEC), including IGM’s Annual Report on Form 10-K filed with the SEC on March 26, 2020, IGM’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2020 and in IGM’s future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and IGM specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com

IGM Biosciences, Inc.

Selected Statement of Operations Data

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development(1)	$15,829	$8,279	$45,431	$22,494
General and administrative(1)	4,732	2,394	13,110	6,067

Total operating expenses	20,561	10,673	58,541	28,561

Loss from operations	(20,561)	(10,673)	(58,541)	(28,561)
Other income, net	291	501	1,808	243

Net loss	$(20,270)	$(10,172)	$(56,733)	$(28,318)

Net loss per share, basic and diluted	$(0.66)	$(2.41)	$(1.86)	$(16.13)

Weighted-average common shares outstanding, basic and diluted	30,646,729	4,222,259	30,563,614	1,755,526

(1) Amounts include stock-based compensation expense as follows:
Research and development	$1,244	$116	$2,957	$330
General and administrative	1,350	218	2,915	284

Total stock-based compensation expense	$2,594	$334	$5,872	$614

IGM Biosciences, Inc.

Selected Balance Sheet Data

(unaudited)

(in thousands)

	September 30, 2020	December 31, 2019
Cash and investments	$180,236	$236,607
Total assets	211,717	261,350
Accrued liabilities	7,472	3,305
Total liabilities	23,541	21,119
Accumulated deficit	(163,938)	(107,205)
Total stockholders’ equity	188,176	240,231

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